UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 28, 2007

HUIHENG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132056	20-4578899
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 506 Block B, Yingdali Digital Park, Hongmian Road
Futian Free Trade Zone, Shenzhen P.R. China 518038
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-25331511

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On September 28, 2007 Huiheng Medical, Inc. filed a Certificate of Correction to correct the Certificate of Designation of the Series A Preferred Stock. The filing corrected the initial Conversion Price to $3.57 per share (from the $3.75 originally stated) and corrected the initial conversion rate to 10.5042 shares of common stock for each share of Series A Preferred Stock (from the 10.0 conversion ratio originally stated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huiheng Medical, Inc.

October 4, 2007	By:	/s/ Li Bo
Li Bo Secretary